4

                                                            Exhibit No. EX-99.n.

                    THE DELAWARE INVESTMENTS FAMILY OF FUNDS

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

          This  Multiple  Class Plan (the "Plan") has been adopted by a majority of the Board of Trustees of each of the investment  companies listed on Appendix
A as may be  amended  from  time  to  time  (each  individually  a  "Fund"  and, collectively,  the  "Funds"),  including a majority of the  Trustees who are not interested  persons of each Fund,  pursuant to Rule 18f-3  under the  Investment
Company  Act of 1940,  as  amended  (the  "Act").  The  Board  of each  Fund has determined that the Plan,  including the allocation of expenses,  is in the best interest  of the Fund as a whole and each  class of shares  offered by the Fund.
The Plan sets forth the  provisions  relating to the  establishment  of multiple classes of shares for each Fund.  To the extent that a subject  matter set forth in this  Plan is  covered  by a Fund's  Agreement  and  Declaration  of Trust or
By-Laws,  such Agreement and Declaration of Trust or By-Laws will control in the event of any inconsistencies with descriptions contained in this Plan.

CLASSES

     1. Appendix A to this Plan  describes the classes to be issued by each Fund and identifies the names of such classes.

FRONT-END SALES CHARGE

     2. Class A, Class B, Class C and Consultant Class shares are sold without a front-end sales charge.

CONTINGENT DEFERRED SALES CHARGE

     3. Class B shares are subject to a CDSC as described in the Funds' relevant prospectuses.

     4. Class C shares are subject to a CDSC as described in the Funds' relevant prospectuses.

     5. As  described  in the Funds'  relevant  prospectuses,  the CDSC for each class declines to zero over time and is waived in certain circumstances.  Shares that are  subject  to a CDSC age one  month at the end of the month in which the shares were purchased, regardless of the specific date during the month that the shares were purchased.

     6. Class A and Consultant Class shares are not subject to a CDSC.

RULE 12b-1 PLANS

     7. In  accordance  with the Rule  12b-1 Plan for the Class B shares of each
Fund, each Fund shall pay to Delaware  Distributors,  L.P. (the "Distributor") a
monthly  fee not to exceed the  maximum  rate set forth in  Appendix A as may be determined  by the Fund's Board of Trustees  from time to time for  distribution services.  In  addition  to  these  amounts,  the  Fund  shall  pay  (i)  to the
Distributor  for payment to dealers or others,  or (ii)  directly to others,  an amount not to exceed the

maximum rate set forth in Appendix A for shareholder  support services  pursuant to dealer or servicing agreements.

     8. In  accordance  with the Rule  12b-1 Plan for the Class C shares of each
Fund,  each Fund shall pay to the  Distributor  a monthly  fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Fund's Board of
Trustees  from time to time for  distribution  services.  In  addition  to these amounts,  the Fund shall pay (i) to the  Distributor  for  payment to dealers or others,  or (ii)  directly to others,  an amount not to exceed the maximum sales charge set forth in Appendix A pursuant to dealer or servicing agreements.

     9. In accordance with the Rule 12b-1 Plan for the Consultant  Class of each
Fund,  each Fund shall pay to the  Distributor  a monthly  fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Fund's Board of
Trustees from time to time for distribution  services.  The monthly fee shall be reduced by the aggregate sums paid by or on behalf of such Fund to persons other than broker-dealers pursuant to shareholder servicing agreements.

     10. A Rule  12b-1 Plan has not been  adopted  for the Class A shares of any
Fund.

ALLOCATION OF EXPENSES

     11.  Each Fund shall  allocate to each class of shares of the Fund any fees and  expenses  incurred  by the  Fund in  connection  with the  distribution  or servicing of such class of shares under a Rule 12b-1 Plan,  if any,  adopted for such class.  In addition,  each Fund reserves the right,  subject to approval by the Fund's Board of  Trustees,  to allocate  fees and expenses of the  following nature to a particular class of shares of the Fund (to the extent that such fees and  expenses  actually  vary  among  each  class of  shares or vary by types of services provided to each class of shares of the Fund):

     (i)       transfer agency and other recordkeeping costs;

     (ii)      Securities and Exchange  Commission and blue sky  registration or qualification fees;

     (iii)     printing   and  postage   expenses   related  to  printing   and
               distributing   class-specific   materials,  such  as  shareholder
               reports,  prospectuses  and proxies to current  shareholders of a particular  class or to  regulatory  authorities  with respect to such class of shares;

     (iv)      audit or  accounting  fees or  expenses  relating  solely to such class;

     (v)       the expenses of administrative personnel and services as required to support the shareholders of such class;

     (vi)      litigation or other legal expenses  relating solely to such class of shares;

     (vii)     Trustees'  fees and  expenses  incurred  as a result  of  issues relating solely to such class of shares; and

     (viii)    other  expenses  subsequently  identified  and determined to be properly allocated to such class of shares.

                                       2

     12. All  expenses  incurred  by a Fund will be  allocated  to each class of shares  of the Fund on the  basis of  "settled  shares"  (net  assets  valued in accordance with generally accepted accounting principles but excluding the value of subscriptions  receivable) of each class in relation to the net assets of the
Fund,  except for any  expenses  that are  allocated  to a  particular  class as described in paragraph 11 above.

ALLOCATION OF INCOME AND GAINS

     13.  Income will be  allocated  to each class of shares of each Fund on the basis of settled shares of each class in relation to the net assets of the Fund, and  realized  and  unrealized  capital  gains  and  losses  of the Fund will be allocated  to each  class of  shares  of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

CONVERSIONS

     14.   (a) Except for  shares  acquired  through a reinvestment of dividends or  distributions,  Class B shares  held for  eight  years  after  purchase  are eligible for automatic  conversion into Consultant Class shares of the same Fund in  accordance  with the terms  described  in the relevant  prospectus.  Class B shares  acquired  through a  reinvestment  of  dividends or  distributions  will convert into Consultant  Class shares of the same Fund pro rata with the Class B shares  that  were not  acquired  through  the  reinvestment  of  dividends  and distributions.

           (b) The  automatic conversion  feature of Class B shares of each Fund shall be suspended at any time that the Board of Trustees of the Fund determines that there is not available a reasonably  satisfactory opinion of counsel to the effect  that (i) the  assessment  of the higher fee under the Fund's  Rule 12b-1
Plan for  Class B does not  result  in the  Fund's  dividends  or  distributions constituting a preferential dividend under the Internal Revenue Code of 1986, as amended,  and (ii) the conversion of Class B shares into Consultant Class shares does not  constitute a taxable event under federal  income tax law. In addition, the Board of Trustees of each Fund may suspend the automatic  conversion feature by determining  that any other condition to conversion set forth in the relevant prospectus, as amended from time to time, is not satisfied.

          (c) The Board of Trustees of each Fund may also suspend the  automatic conversion of Class B shares if it determines  that suspension is appropriate to comply  with the  requirements  of the Act,  or any  rule or  regulation  issued thereunder,  relating to voting by Class B shareholders on the Fund's Rule 12b-1
Plan for Consultant Class shares or, in the  alternative,  the Board of Trustees may provide Class B shareholders with alternative conversion or exchange rights.

     15. Class A, Class C and  Consultant  Class shares do not have a conversion feature.

EXCHANGES

     16. Holders of Class A, Class B, Class C and  Consultant  Class shares of a
Fund  shall  have  such  exchange  privileges  as  set  forth  in  the  relevant prospectuses.  All exchanges are subject to the eligibility and minimum purchase requirements  set forth in the  Funds'  prospectuses.  Exchanges  cannot be made between open-end and closed-end funds within the Delaware Group.

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OTHER PROVISIONS

     17.  Each class will vote  separately  with  respect to any Rule 12b-1 Plan related to that class; provided, however, that Class B shares of a Fund may vote on any proposal to materially increase the fees to be paid by the Fund under the
Rule 12b-1 Plan for the Consultant Class shares of the same Portfolio.

     18.  On an  ongoing  basis,  the  Trustees,  pursuant  to  their  fiduciary responsibilities  under the Act and  otherwise,  will  monitor each Fund for the existence of any material  conflicts between the interests of all the classes of shares offered by such Fund. The Trustees,  including a majority of the Trustees who are not  interested  persons  of each  Fund,  shall  take such  action as is reasonably  necessary  to eliminate  any such  conflict  that may  develop.  The
Manager and the  Distributor  shall be responsible for alerting the Board to any material conflicts that arise.

     19.  As  described  more  fully  in  the  Funds'   relevant   prospectuses,
broker-dealers  that  sell  shares  of a Fund  will be  compensated  differently depending on which class of shares the investor selects.

     20. Each Fund  reserves the right to increase,  decrease or waive the sales charge  imposed on any existing or future class of shares of the Fund within the ranges  permissible under applicable rules and regulations of the Securities and
Exchange  Commission  (the "SEC") and the rules of the National  Association  of
Securities  Dealers,  Inc. (the "NASD"), as such rules may be amended or adopted from time to time.  Each Fund may in the future  alter the terms of the existing classes of the Fund or create new classes in compliance  with  applicable  rules and regulations of the SEC and the NASD.

     21. All material  amendments to this Plan must be approved by a majority of the Trustees of each Fund affected by such  amendments,  including a majority of the Trustees who are not interested persons of the Fund.

Effective as of November 16, 2000

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                                  ATTACHMENT A

----------------------------------- ---------------------------- -----------------------------
                                          Maximum Annual               Maximum Annual
                                      Distribution Fee (as a      Shareholder Servicing Fee
Fund/Class                             percentage of average      (as a percentage of average
                                     daily net assets of class)    daily net assets of class)
----------------------------------- ---------------------------- -----------------------------
DELAWARE GROUP CASH RESERVE
----------------------------------- ---------------------------- -----------------------------
Delaware Cash Reserve Fund
----------------------------------- ---------------------------- -----------------------------
Class A                                          N/A                          N/A
----------------------------------- ---------------------------- -----------------------------
Class B                                         .75%                         .25%
----------------------------------- ---------------------------- -----------------------------
Class C                                         .75%                         .25%
----------------------------------- ---------------------------- -----------------------------
Consultant Class                                .30%                          N/A
----------------------------------- ---------------------------- -----------------------------
DELAWARE GROUP TAX-FREE MONEY FUND
----------------------------------- ---------------------------- -----------------------------
Delaware Tax-Free Money Fund
----------------------------------- ---------------------------- -----------------------------
Class A                                          N/A                          N/A
----------------------------------- ---------------------------- -----------------------------
Consultant Class                                .30%                          N/A
----------------------------------- ---------------------------- -----------------------------